W i l l i a m s    &    W e b s t e r ,    P . S .
[LOGO]          --------------------------------------------------
                Certified Public Accountants & Business Consultants Bank of America Financial Center o 601 W. Riverside
                          Suite 1940 o Spokane, WA  99201
                          509-838-5111 Fax: 509-838-5114
                       Email: wwwpcpas@williams-webster.com






Board of Directors
Micron Enviro Systems, Inc.
Vancouver, B.C.


                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------


We consent to incorporation by reference in this registration statement of Micron Enviro Systems, Inc. on registration statement Form S-8 dated April 17, 2003, of our report dated March 18, 2003, relating to the financial statements of Micron Enviro Systems, Inc. as of December 31, 2002, which report appears in the annual report on Form 10-KSB of Micron Enviro Systems, Inc. (000-30258)



/s/ Williams & Webster, P.S.
Spokane, Washington
April 22, 2003